FREEPORT-McMoRan COPPER & GOLD INC.

NOTICE OF GRANT OF
NONQUALIFIED STOCK OPTIONS AND
RESTRICTED STOCK UNITS
UNDER THE
2006 STOCK INCENTIVE PLAN
[Form for Non-Management and Advisory Director Grants]

Pursuant to the terms of the Freeport-McMoRan Copper & Gold Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”), __________________________ (the “Director”), [a director/an advisory director] of Freeport-McMoRan Copper & Gold Inc. (the “Company”), was granted effective June 1, 20__ (the “Grant Date”), an option to purchase shares of the common stock of the Company (the “Common Stock”) and restricted stock units as hereinafter set forth.  Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

1. Subject to all the terms and conditions of the Plan, the Director, as a matter of separate inducement and agreement in connection with [his/her] services as a director or advisory director of the Company, and not in lieu of any salary or other compensation for the Director’s services, is granted, on the terms and conditions set forth in the Plan, the option to purchase from the Company all or any part of 10,000 shares of Common Stock (the “Option”) at an exercise price of $_____________ per share and 2,000 restricted stock units (“RSUs”).

2. Unless the exercisability of the Option or vesting of the RSUs is accelerated pursuant to the terms of the Plan or this Notice, and subject to any other terms of the Plan, the Option granted hereunder shall become exercisable and the RSUs shall vest in installments as follows:

Date	Number of Shares Subject to the Option to Become Exercisable	Number of RSUs To Vest
June 1, 20__	2,500	500
June 1, 20__	2,500	500
June 1, 20__	2,500	500
June 1, 20__	2,500	500

The Option granted hereunder shall terminate on June 1, 20__ unless terminated earlier as provided in the Plan or this Notice, and any portion of the Option not exercised on or before such date or such earlier termination, whichever shall first occur, may not thereafter be exercised.

3. Additional Terms and Conditions of Options.

3.1 In order to exercise the Option, the holder of the Option shall give notice to the Company or its designee in the manner determined by the Company, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price thereof, as provided in the Plan.

3.2   (a) For purposes of this Section 3.2, if the Director continues to provide services to the Company or a subsidiary of the Company pursuant to a consulting or other arrangement, the Director will not “cease to be an Eligible Individual” until such time as the Director no longer provides such services.

(b) If the Director ceases to be an Eligible Individual for any reason other than death, disability or retirement from the Board, the Options granted hereunder shall terminate except that any Options, to the extent then exercisable, may be exercised by the holder thereof within three months after the Director ceases to be an Eligible Individual, but not later than the termination date of the Option.

(c) If the Director ceases to be an Eligible Individual by reason of the Director’s disability or retirement from the Board, the Options granted hereunder shall terminate except that any Options, to the extent then exercisable or exercisable within one year thereafter, may be exercised by the holder thereof within three years after the Director ceases to be an Eligible Individual, but not later than the termination date of the Option.

(d) If the Director dies while serving as an Eligible Individual, the Options granted hereunder shall terminate, except that any Options, to the extent exercisable by the holder thereof at the time of such death or exercisable within one year thereafter, may be exercised until the third anniversary of the date of such death, but not later than the termination date of the Option, by the holder thereof, the Director’s estate, or the person designated in the Director’s last will and testament, as appropriate.

(e) If the Director dies after ceasing to be an Eligible Individual, the Options granted hereunder shall terminate, except that any Options, to the extent still outstanding and exercisable by the holder thereof at the time of such death, may be exercised until the third anniversary of the date the Director ceased to be an Eligible Individual, but not later than the termination date of the Option, by the holder thereof, the Director’s estate, or the person designated in the Director’s last will and testament, as appropriate.

4. Additional Terms and Conditions of Restricted Stock Units.

4.1 Subject to the terms, conditions, and restrictions set forth herein, each RSU represents the right to automatically receive from the Company, on the respective scheduled vesting date for such RSU, one share (a “Share”) of Common Stock, free of any restrictions and all cash, securities and property credited to or deposited in the Director’s Dividend Equivalent Account (as defined in Section 4.3) with respect to such RSU.

4.2 Except as provided in Section 4.3, an RSU shall not entitle the Director to any incidents of ownership (including, without limitation, dividend and voting rights) (a) in any Share until the RSU shall vest and the Director shall be issued a Share to which such RSU relates nor (b) in any cash, securities or property credited to or deposited in a Dividend Equivalent Account related to such RSU until such RSU vests.

4.3 From and after the Grant Date of an RSU until the issuance of the Share payable in respect of such RSU, the Director shall be credited, as of the payment date therefor, with (a) the amount of any cash dividends and (b) the amount equal to the Fair Market Value of any Shares, securities, or other property distributed or distributable in respect of one share of Common Stock to which the Director would have been entitled had the Director been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”).  All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Director with respect to all RSUs granted with the same vesting date.  All credits to a Dividend Equivalent Account for the Director shall be notionally increased by the Account Rate (as hereinafter defined), compounded quarterly, from and after the applicable date of credit until paid in accordance with the terms of the Plan and this Notice.  The “Account Rate” shall be the prime commercial lending rate announced from time to time by JPMorgan Chase Bank or by another major national bank headquartered in New York, New York designated by the Committee.  The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof.  For purposes of this Notice, “Fair Market Value” of a share of Common Stock or any other security shall be the closing per share or security sale price on the Composite Tape for New York Stock Exchange-Listed Stocks on the date in question or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred.  If on the date in question the shares of Common Stock or other securities in question are not listed on such Composite Tape, the fair market value shall be the closing sale price on the New York Stock Exchange on such date or, if no sales occurred on such date, on the last previous day on which a sale on the New York Stock Exchange is reported.

4.4   (a)           Except as otherwise set forth in Section 4.4(b), all unvested RSUs, all amounts credited to the Director’s Dividend Equivalent Account with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such RSUs shall immediately be forfeited on the date the Director ceases to be an Eligible Individual, unless the Director continues providing services to the Company pursuant to a consulting or other arrangement.

(b) If the Director ceases to be an Eligible Individual by reason of the Director’s death, retirement or disability (as defined in Section 4.4(d)), all unvested RSUs and all amounts credited to or property deposited in the Director’s Dividend Equivalent Account with respect to such RSUs shall vest as of the date the Director ceases to be an Eligible Individual.

(c) For purposes of this Section 4.4, if the Director continues to provide services to the Company or a subsidiary of the Company pursuant to a consulting or other arrangement, the Director will not “cease to be an Eligible Individual” until such time as the Director no longer provides such services.

(d) For purposes of this Section 4.4, a “disability” shall have occurred if the Director is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Director’s employer.

5. Change of Control.

5.1 (a)           For purposes of this Notice, “Change of Control” means (capitalized terms not otherwise defined will have the meanings ascribed to them in paragraph (b) below):

(1) the acquisition by any Person together with all Affiliates of such Person, of Beneficial Ownership of the Threshold Percentage or more; provided, however, that for purposes of this Section 5.1(a)(1), the following will not constitute a Change of Control:

(A) any acquisition (other than a “Business Combination,” as defined below, that constitutes a Change of Control under Section 5.1(a)(3) hereof) of Common Stock directly from the Company,

(B) any acquisition of Common Stock by the Company or its subsidiaries,

(C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(D) any acquisition of Common Stock pursuant to a Business Combination that does not constitute a Change of Control under Section 5.1(a)(3) hereof; or

(2) individuals who as of the effective date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(3) the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination:

(A) the individuals and entities who were the Beneficial Owners of the Company Voting Stock immediately prior to such Business Combination have direct or indirect Beneficial Ownership of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company, and

(B) no Person together with all Affiliates of such Person (excluding the Company and any employee benefit plan or related trust of the Company or any subsidiary of the Company) Beneficially Owns 30% or more of the then outstanding shares of common stock of the Company or 30% or more of the combined voting power of the then outstanding voting securities of the Company, and

(C) at least a majority of the members of the board of directors of the Company were members of the Incumbent Board at the time of the execution of the initial agreement, and of the action of the Board, providing for such Business Combination; or

(4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b) As used in this Section 5, the following terms have the meanings indicated:

(1) Affiliate:  “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(2) Beneficial Owner:  “Beneficial Owner” (and variants thereof), with respect to a security, means a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (A) the power to vote, or direct the voting of, the security, and/or (B) the power to dispose of, or to direct the disposition of, the security.

(3) Company Voting Stock:  “Company Voting Stock” means any capital stock of the Company that is then entitled to vote for the election of directors.

(4) Majority Shares:  “Majority Shares” means the number of shares of Company Voting Stock that could elect a majority of the directors of the Company if all directors were to be elected at a single meeting.

(5) Person:  “Person” means a natural person or entity, and will also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including without limitation a partnership, limited partnership, joint venture or other joint undertaking) for the purpose of acquiring, holding, or disposing of a security, except that “Person” will not include an underwriter temporarily holding a security pursuant to an offering of the security.

(6) Threshold Percentage:  “Threshold Percentage” means 30% of all then outstanding Common Stock.

5.2 Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding Options granted pursuant to this Notice shall automatically become fully vested and exercisable.  If a Change of Control also qualifies as a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A of the Internal Revenue Code and any related implementing regulations or guidance, then all outstanding RSUs shall become fully vested.

5.3 No later than 30 days after a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any Participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual Participants and which may vary among Options and RSUs held by any individual Participant:

(a) require that all outstanding Options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of the Director thereunder shall terminate,

(b) make such equitable adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(c) provide for mandatory conversion or exchange of some or all of the outstanding Options held by the Director as of a date, before or after such Change of Control, specified by the Committee, in which event such Options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to the Director an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option, as defined and calculated below, over the per share exercise price of such Options or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(d) provide that thereafter, upon any exercise of an Option that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Option.

5.4 For the purposes of any conversions or exchanges under paragraph (c) of Section 5.3, the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(a) the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

(b) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place, or

(c) in all other events, the Fair Market Value of a share of Common Stock, as determined by the Committee as of the date determined by the Committee to be the date of conversion or exchange.

5.5 In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 5 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

6. The Option and the RSUs granted hereunder are not transferable by the Director otherwise than by will or by the laws of descent and distribution.

7. All notices hereunder shall be in writing, and if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 333 North Central Avenue, Phoenix, Arizona 85004, addressed to the attention of the Secretary; and if to the Director, shall be delivered personally or mailed to the Director at the address on file with the Company.  Such addresses may be changed at any time by notice from one party to the other.

8. The terms of this Notice shall bind and inure to the benefit of the Director, the Company and the successors and assigns of the Company and, to the extent provided in the Plan and in this Notice, the legal representatives of the Director.

9. This Notice is subject to the provisions of the Plan.  The Plan may at any time be amended by the board of directors of the Company (the “Board”), and this Notice may at any time be amended by the Committee provided that no amendment to this Notice that materially impairs the benefits provided to the Director hereunder may be made without the Director’s consent.  Subject to any applicable provisions of the Company’s by-laws or of the Plan, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the holder of the Option and the RSUs granted hereunder.

FREEPORT-McMoRan COPPER & GOLD INC.

                    By: